UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2014

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2014, American Tower Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Merrill Lynch Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 6,000,000 shares (including 750,000 shares subject to the Underwriters’ option to purchase, which was exercised in full on May 7, 2014) of its 5.25% Mandatory Convertible Preferred Stock, Series A, liquidation preference $100.00 per share, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), in a registered public offering pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-188812), as filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2013. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement attached hereto as Exhibit 1.1, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On May 12, 2014, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of its Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Company’s common stock, par value $0.01 per share (“Common Stock”) or any other class or series of junior stock, and no Common Stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash and/or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock.

In addition, upon the Company’s liquidation, winding-up or dissolution, whether voluntary or involuntary, each holder of Mandatory Convertible Preferred Stock shall be entitled to receive a liquidation preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Company legally available for distribution to its stockholders, after satisfaction of liabilities owed to the Company’s creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock, including, without limitation, Common Stock.

The foregoing description is only a summary of certain provisions and is qualified in its entirety by the terms of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2014, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of its Mandatory Convertible Preferred Stock. The Certificate of Designations became effective upon filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement relating to the 5.25% Mandatory Convertible Preferred Stock, Series A, dated May 6, 2014, between American Tower Corporation and Goldman, Sachs & Co., Merrill Lynch Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters.

3.1	Certificate of Designations of 5.25% Mandatory Convertible Preferred Stock, Series A, of American Tower Corporation, dated as of May 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: May 12, 2014	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement relating to the 5.25% Mandatory Convertible Preferred Stock, Series A, dated May 6, 2014, between American Tower Corporation and Goldman, Sachs & Co., Merrill Lynch Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters.

3.1	Certificate of Designations of 5.25% Mandatory Convertible Preferred Stock, Series A, of American Tower Corporation, dated as of May 12, 2014.